UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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☐	Soliciting Material under §240.14a-12
Convey Health Solutions Holdings, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 SE 3rd Avenue, 26th Floor
Fort Lauderdale, FL 33394
May 2, 2022
Dear Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Convey Health Solutions Holdings, Inc. (the “Company”). The meeting will be held online on Wednesday, June 1, 2022 at 10:00 a.m., Eastern Time. You may attend the meeting virtually via live webcast by visiting https://web.lumiagm.com/295647783 (password: chsh2022).
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
At this Annual Meeting, the agenda includes the election of two Class I directors to each serve until the 2025 annual meeting and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the Internet promptly.
On behalf of the Board of Directors and our leadership team, I look forward to joining you at the Annual Meeting and would like to express our appreciation for your continued interest in the Company.

Sincerely,
/s/ Stephen C. Farrell
Stephen C. Farrell Chief Executive Officer and Director

The proxy materials, including this Proxy Statement, the 2021 Annual Report on Form 10-K and the proxy card are being distributed beginning on or about May 2, 2022 to all stockholders entitled to vote.

Convey Health Solutions Holdings, Inc.
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
Wednesday, June 1, 2022
10:00 a.m., Eastern Time
100 SE 3rd Avenue, 26th Floor
Fort Lauderdale, FL 33394
The 2022 Annual Meeting of Stockholders of Convey Health Solutions Holdings, Inc. will be held online on Wednesday, June 1, 2022 at 10:00 a.m., Eastern Time. You may attend the meeting virtually via live webcast by visiting https://web.lumiagm.com/295647783 (password: chsh2022). The principal business of the Annual Meeting will be to:
1.Elect two Class I directors to hold office until the 2025 annual meeting of stockholders;
2.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
You can vote at the Annual Meeting if you were a stockholder of record at the close of business on April 22, 2022.
You may vote your shares by completing and returning the proxy card or voting instruction form enclosed with this notice and Proxy Statement or by following the instructions for telephone or online voting. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,
/s/ Stephen C. Farrell
Stephen C. Farrell Chief Executive Officer and Director
Fort Lauderdale, FL
May 2, 2022

May 2, 2022
Convey Health Solutions Holdings, Inc.
100 SE 3rd Avenue, 26th Floor
Fort Lauderdale, FL 33394
PROXY STATEMENT
This proxy statement is being made available to the owners of shares of common stock of Convey Health Solutions Holdings, Inc. (the “Company,” “our,” or “we,”) as of April 22, 2022 in connection with the solicitation of proxies by our Board of Directors for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will be held online on Wednesday, June 1, 2022 at 10:00 a.m., Eastern Time. You may attend the meeting virtually via live webcast by visiting https://web.lumiagm.com/295647783 (password: chsh2022). Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS
Why am I receiving these materials?
You have received these proxy materials because the Board of Directors (the “Board” or the “Board of Directors”) of Convey Health Solutions Holdings, Inc. (“we”, “us,” “our,” or the “Company”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Board is making these proxy materials available to you by delivering printed versions of these materials to you by mail in connection with the solicitation of proxies for use at the Annual Meeting or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on June 1, 2022 at 10:00 a.m., Eastern Time via webcast.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2021.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.To elect Dr. Sharad S. Mansukani and Ms. Katherine Wood as Class I directors to hold office until the 2025 annual meeting of stockholders;
2.To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:
•"FOR" the election of Dr. Sharad S. Mansukani and Ms. Katherine Wood as Class I directors; and
•"FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
How do I attend and vote at the Annual Meeting online?
You may attend the virtual Annual Meeting and vote your shares during the meeting. You may log into the meeting beginning at 9:30 a.m., Eastern Time on June 1, 2022, and the Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Follow the instructions provided to vote.
Stockholders of record at the close of business on the record date may attend the virtual Annual Meeting by visiting https://web.lumiagm.com/295647783 (password: chsh2022) and entering the 11-digit control number included on the notice on your proxy card. The password for the virtual Annual Meeting is chsh2022. Stockholders of record who have misplaced their 11-digit control number may contact American Stock Transfer & Trust Company, LLC (“AST”) at 1-800-937-5449.
Beneficial owners at the close of business on the record date must register in advance to attend the virtual Annual Meeting. To register, beneficial owners must obtain a legal proxy from the bank, broker or other nominee that is the record holder of the shares and then submit the legal proxy, along with their respective name and email address, to AST to receive an 11-digit control number. This control number can then be used to access the virtual Annual Meeting site provided above. All requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5:00 p.m., Eastern Time on May 24, 2022. All requests should be submitted by email to proxy@astfinancial.com, by facsimile to 718-765-8732 or by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take at least several days and we advise you to register as far in advance as possible. Once an 11-digit control number is obtained from AST, please follow the steps set forth above for stockholders of record to attend the virtual Annual Meeting.

We recommend you access the Annual Meeting prior to the start time. Online check-in will begin at 9:30 a.m., Eastern Time on June 1, 2022. Please allow ample time for the check-in procedures.
If you would like to enter the virtual Annual Meeting as a guest in listen-only mode, go to https://web.lumiagm.com/295647783 and select the button “I am a guest”. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.
For more information on the differences between record holders and beneficial owners, see “What is the difference between holding shares as a stockholder of record and as a beneficial owner?” below.
What do I do if I have technical problems during the virtual Annual Meeting?
If you encounter any difficulty accessing the virtual Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Stockholders should also give themselves ample time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 22, 2022, the record date, may vote at the Annual Meeting. As of the record date, there were 73,194,171 shares of our common stock outstanding. Each share of common stock is entitled to one vote. Stockholders do not have cumulative voting rights.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, AST, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote your shares by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. Your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet at www.voteproxy.com and following the instructions found on the proxy card mailed to you.
•By Telephone. You may vote by proxy by calling 1-800-776-9437 and following the instructions for voting by phone on the proxy card mailed to you.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on Tuesday, May 31, 2022.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions, including their voting deadlines, carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.

Stockholders who register and attend the virtual Annual Meeting can also vote at the Annual Meeting as set forth in “How do I attend and vote at the Annual Meeting online?” above.
If I submit a proxy, how will it be voted?
When proxies or voting instruction forms are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will still be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders (Stephen C. Farrell and Timothy Fairbanks) will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•You may attend the virtual Annual Meeting and vote electronically. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions.
How can I ask questions at the virtual Annual Meeting?
In order to submit a question at the virtual Annual Meeting, you will need your 11-digit control number and the meeting password chsh2022. If you are a stockholder of record, the control number can be found on your proxy card. If you are a beneficial owner and hold your shares in street name, you can obtain a control number from AST after you register to attend the Annual Meeting as described above under the heading “How do I attend and vote at the Annual Meeting online?”
You may log in 30 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. Questions may be submitted by selecting the messaging icon at the top of the screen and typing your message in the chat box once you are in the virtual Annual Meeting. Questions pertinent to meeting matters will be answered during our virtual Annual Meeting, subject to time constraints. A representative of the Company will read the question aloud prior to responding.
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, or if you vote by telephone or Internet. Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of directors	Plurality of votes cast	No
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
Plurality of votes cast means that the nominees receiving the highest number of affirmative votes will be elected. Majority of votes cast means the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under the rules of the New York Stock Exchange (“NYSE”), without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors. Therefore, in order for your voice to be heard, it is important that you vote.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies by telephone or otherwise. These individuals will not be specially compensated.
Who will count the votes?
A representative of AST will tabulate the votes and act as the Inspector of Election.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”), within four business days after the Annual Meeting.
How can I obtain Convey's Form 10-K and other financial information?
Stockholders can access our 2021 Annual Report on Form 10-K and other financial information, on our website at https://ir.conveyhealthsolutions.com under the caption “financials” and “sec filings”. Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Convey Health Solutions Holdings, Inc., 100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida, Attention: Corporate Secretary.
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders?
For a proposal to be included in our proxy statement for the 2023 annual meeting of stockholders, it must be received at our principal executive offices no later than January 2, 2023. Your proposal must be in writing and otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You should send your proposal to: Convey Health Solutions Holdings, Inc., 100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida, Attention: Corporate Secretary.
You also may submit a director nomination or stockholder proposal that will not be included in the proxy statement but that you want to raise at the 2023 annual meeting of stockholders. Any such proposal must be delivered by hand and received by the Secretary at the principal executive offices of the Company in proper written form not less than 90 days (March 3, 2023) and not more than 120 days (February 1, 2023) prior to the first anniversary of the preceding year’s annual meeting of stockholders (June 1, 2023), and comply with the requirements (including the requirements for such notice) set forth in our Third Amended and Restated Bylaws (the “Bylaws”). Pursuant to our Bylaws, proposals will be deemed received on any given day if received prior to the close of business on such day and otherwise shall be deemed received on the next succeeding business day, as set forth in the Bylaws. In order to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2023 (subject to any applicable earlier deadlines as described above).

How do I recommend a director nominee?
Our Nominating and Governance Committee will consider director candidates properly recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board of Directors or our Nominating and Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by our Nominating and Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no later than February 1, 2023 (120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders), and must include information regarding the candidate and the stockholder making the recommendation, including, among other things, the name of the recommending shareholder and evidence of such person’s ownership of Company shares, and the name of the recommended candidate, his or her resume or a statement of his or her principal occupation or employment, and the recommended candidate’s signed consent to be named as a director if recommended by the Nominating and Governance Committee and nominated by the Board.
What does it mean if I receive more than one set of proxy materials?
If your shares are registered differently or are held in more than one account, you will receive a set of proxy materials for each account. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of proxy materials.
What do I need to do now and who can help answer my questions?
Carefully read and consider the information contained in this proxy statement and vote your shares as discussed herein. If you have questions about the Annual Meeting, including the items to be voted on, need assistance in voting, or if you desire copies of this proxy statement or proxy cards, you should contact the Corporate Secretary of the Company at the principal executive offices of the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board currently consists of six directors and is divided into three classes, designated as Class I, Class II and Class III. Each director in that class is elected to hold office until the third succeeding annual meeting after their election and until their respective successors have been duly elected and qualified or if earlier, the director's death, resignation or removal.
The table below sets forth information with respect to our directors as of May 2, 2022:

Name	Age	Position
Executive Officers:
Stephen C. Farrell	57	Chief Executive Officer and Class II Director
Non-Employee Directors:
Sharad S. Mansukani	52	Class I Director (Chairman)
Todd B. Sisitsky	50	Class III Director
Katherine Wood	37	Class I Director
Paul V. Campanelli	60	Class II Director
W. Carl Whitmer	57	Class III Director
There are two Class I directors whose term of office expires at the 2022 Annual Meeting. Class II directors' term of office will expire at the 2023 annual meeting of stockholders, and Class III directors' term of office will expire at the 2024 annual meeting of stockholders. Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Dr. Sharad S. Mansukani and Ms. Katherine Wood for re-election as Class I directors. Biographical information for each director nominee and the other continuing directors is contained in the following section. If elected at the Annual Meeting, each of these nominees will serve for a term expiring at the 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified or if earlier, his or her death, resignation or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will still be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of Dr. Sharad S. Mansukani and Ms. Katherine Wood as Class I directors.
Director Biographies
The following is a brief biographical summary of the experience of our director nominees and continuing directors:
Director Nominees
Sharad S. Mansukani, M.D., CPE, CMCE, is the Chairman of our Board of Directors and was appointed to our Board of Directors in September 2019 following TPG Cannes Aggregation, L.P.’s, which is primarily funded by partners of TPG Partners VIII, L.P. and TPG Healthcare Partners, L.P. or any parallel fund or their alternative investment vehicles (collectively, “TPG”) acquisition of the Company. Dr. Mansukani has served as a Senior Advisor of TPG since 2005. From 2012 to 2015, Dr. Mansukani served as a Strategic Advisor to the board of directors of Cigna Corp. Prior to his work with Cigna Corp., Dr. Mansukani was appointed to Medicare’s Program Advisory and Oversight Committee by the Secretary of the Department of Health and Human Services from 2009 to 2012. Dr. Mansukani also served as a Senior Advisor to the Administrator of the Centers for Medicare and Medicaid Services (CMS) from 2003 to 2005, where he advised on design and implementation of the Medicare prescription drug benefit, Medicare Part B reform and Medicare Advantage policy. Prior to his work with CMS, Dr. Mansukani was a Senior Vice President and Chief Medical Officer at Health Partners from 1999 to 2003. Dr. Mansukani currently serves on the board of directors of Agilon Health Solutions, and previously served as the Vice Chairman of the board of directors of Health Spring, Inc. from 2007 to 2012 and as Chairman of the board of directors of Envision Rx Options from 2013 to 2016. Dr. Mansukani also served on the boards of directors of Endo International plc from 2017 to 2019, Kindred Healthcare Inc. from 2015 to 2018, Surgical Care Affiliates, Inc. from 2007 to 2017, IASIS Healthcare from 2005 to 2018, IMS Health Holdings, Inc. from 2009 to 2016 and Par Pharmaceutical Holdings, Inc. from 2012 to 2015 prior to Endo International PLC’s acquisition of Par

Pharmaceutical Holdings, Inc. in 2015. Dr. Mansukani currently serves on the board of directors of the Children’s Hospital of Philadelphia. Dr. Mansukani completed a residency and fellowship in ophthalmology at the University of Pennsylvania School of Medicine and a fellowship in quality management and managed care at the Wharton School of the University of Pennsylvania. Dr. Mansukani is a graduate of the Managed Care Executive Program at the Kellogg School of Business and is board certified in medical management by the American College of Physician Executives. Dr. Mansukani was selected to serve on our Board of Directors because of his extensive knowledge of the healthcare industry, his service as a board member of publicly traded and private companies in the healthcare industry and his in-depth knowledge and understanding of the complex U.S. healthcare system.
Katherine Wood was appointed to our Board of Directors in September 2019 following TPG’s acquisition of the Company. Ms. Wood is a Partner of TPG, a global alternative asset management firm, where she focuses on investments in the healthcare sector. Ms. Wood currently serves on the boards of directors of LifeStance Health, Kadiant, Ellodi Pharmaceuticals and Neogene Therapeutics, and was previously on the boards of directors of Adare Pharmaceuticals and AskBio. Ms. Wood was involved in TPG’s investments in Allogene Therapeutics, Amneal, Aptalis, EnvisionRx, IASIS and Par Pharmaceutical. Prior to joining TPG in 2009, Ms. Wood worked in healthcare investment banking at Goldman, Sachs & Co. Ms. Wood received her undergraduate degree with honors in molecular and cell biology from Stanford University and her M.B.A. with Distinction from Harvard Business School. Ms. Wood was selected to serve on our Board of Directors because of her extensive knowledge of the healthcare industry, her service as a board member of private companies in the healthcare industry and her leadership and financial expertise.
Continuing Directors
Stephen C. Farrell serves as the Chief Executive Officer of the Company and was appointed to our Board of Directors in 2019. Prior to joining the Company in 2011, Mr. Farrell worked at PolyMedica Corporation, where he served as President, Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer and Treasurer during his eight-year tenure. Mr. Farrell previously served as Executive Vice President and Chief Financial Officer of Stream Global Services, Inc. and as Senior Manager at PricewaterhouseCoopers LLP. Mr. Farrell served on the board of directors and was chairman of the audit committee of Questcor Pharmaceuticals, Inc. from November 2007 to August 2014 and served on the board of directors of Lineage Cell Therapeutics, Inc. from March 2013 to September 2020. Mr. Farrell currently serves on the board of directors and is chairman of the audit committee of STAAR Surgical Company. Mr. Farrell was selected to serve on our Board of Directors because of his extensive experience in, and knowledge of, the healthcare industry, including the experience and knowledge he has gained as our Chief Executive Officer, and his service as a board member of other companies in the healthcare industry. Mr. Farrell received his undergraduate degree from Harvard University and his M.B.A. from the Darden School of Business at the University of Virginia.
Todd B. Sisitsky was appointed to our Board of Directors in September 2019 following TPG’s acquisition of the Company. Mr. Sisitsky is the Co-Managing Partner of TPG Capital, TPG’s scale private equity business in the U.S. and Europe, and co-leads the firm’s investment activities in the healthcare services, pharmaceuticals, and medical device sectors. Mr. Sisitsky also serves on the executive committee of TPG Holdings. Mr. Sisitsky has played leadership roles in connection with TPG’s investments in Allogene Therapeutics, Adare Pharmaceuticals, Aptalis, Biomet, Exactech, Fenwal, Healthscope, IASIS Healthcare, Immucor, IQVIA (and predecessor companies IMS Health and Quintiles), Par Pharmaceutical, Convey Health Solutions, and Surgical Care Affiliates. Mr. Sisitsky currently serves as director of Immucor Inc., IQVIA Holdings, Inc., and Allogene Therapeutics, Inc. Mr. Sisitsky previously served as a director of Endo International plc from April 2016 to June 2019, IMS Health Holdings, Inc. from February 2010 until October 2016 and Surgical Care Affiliates, Inc. from June 2007 until March 2017. Prior to joining TPG in 2003, Mr. Sisitsky worked at Forstmann Little & Company and Oak Hill Capital Partners. Mr. Sisitsky received an MBA from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar, and earned his undergraduate degree from Dartmouth College, where he graduated summa cum laude. Mr. Sisitsky currently serves as the chair of the Dartmouth Medical School board of advisors, and as a board member of the international non-profit Grassroot Soccer. Mr. Sisitsky was selected to serve on our Board of Directors because of his extensive experience in leadership, business and healthcare.
W. Carl Whitmer was appointed to our Board of Directors in March 2021. Mr. Whitmer is the Chief Executive Officer and co-founder of ArchWell Health, a healthcare provider devoted to improving the lives of seniors. Prior to co-founding ArchWell Health, Mr. Whitmer was a healthcare operating advisor for Clayton, Dubilier & Rice (“CD&R”), a global private investment firm. Prior to his time at CD&R, Mr. Whitmer served for approximately 17 years in several roles at IASIS Healthcare, including as Chief Executive Officer, Chief Financial Officer and as a member of the board of directors. TPG was a majority owner of IASIS Healthcare until May 2017. Prior to his time at IASIS Healthcare, Mr.

Whitmer served for approximately six years at PhyCor, including as Chief Financial Officer. In addition to his service on the board of directors of IASIS and One Homecare Solutions, Mr. Whitmer has also previously served on the boards of directors of Fenwal Holdings and North Star Anesthesia. Mr. Whitmer has also served on the boards of directors of the Nashville Health Care Council and the Federation of American Hospitals (serving as chairman in 2016). Mr. Whitmer earned his undergraduate degree in accounting from Western Kentucky University. Mr. Whitmer was selected to be on our Board of Directors because of his extensive knowledge of the healthcare industry, his vast executive experience leading healthcare companies, and his accounting and financial expertise.
Paul V. Campanelli was appointed to our Board of Directors in February 2022. He was appointed to the board of directors for Pharmaceutical Associates, Inc., in March 2020. Additionally, Mr. Campanelli was named as Chairman of the Board for Endo International in November 2019 and previously served as President and Chief Executive Officer from September 2016 to March 2020. Mr. Campanelli joined Endo in 2015 as the President of Par Pharmaceutical, leading Endo’s fully integrated Sterile Products and Generics business units, following Endo’s acquisition of Par Pharmaceutical. Prior to joining Endo, he served as Chief Executive Officer of Par Pharmaceutical Companies, Inc. following the company’s September 2012 acquisition by TPG. Prior to the TPG acquisition, Mr. Campanelli served as Chief Operating Officer and President of Par Pharmaceutical, Inc. from 2010 to 2012. At Par Pharmaceutical Inc., Mr. Campanelli had also served as Executive Vice President, Business Development & Licensing; Executive Vice President and President of Par Pharmaceutical, Inc. and was named a Corporate Officer by its board of directors. He also served on the board of directors of Sky Growth Holdings Corporation from 2012 until 2015. Prior to joining Par Pharmaceutical Companies, Inc., Mr. Campanelli served as Vice President, Business Development at Dr. Reddy’s Laboratories Ltd., where he was employed from 1992 to 2001. Mr. Campanelli earned his Bachelor of Science degree from Springfield College.

The Board recommends a vote "FOR" the election of Dr. Sharad S. Mansukani and Ms. Katherine Wood as Class I directors.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Nominating and Governance Committee and our Board. A copy of our Corporate Governance Guidelines is available on our website at http://ir.conveyhealthsolutions.com under "governance" and "governance documents".
Code of Business Conduct and Ethics
In accordance with the listing requirements of the NYSE and SEC rules, we have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The full text of the Code of Business Conduct and Ethics is available on our website. In addition, we will make available on our website any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics. The full text is available on our website at http://ir.conveyhealthsolutions.com under "governance" and "governance documents".
Controlled Company
Because TPG Cannes Aggregation, L.P. (collectively with its permitted transferees that are affiliates, “our principal stockholder”) owns more than a majority of the voting power of our common stock, we are a “controlled company” for purposes of the listing rules of the NYSE. As a controlled company, exemptions are available to us under the listing rules of the NYSE that would exempt us from certain of the corporate governance requirements of the NYSE, including the requirements:
•that our Board of Directors be composed of a majority of “independent directors,” as defined under the listing rules of the NYSE;
•that we have a compensation committee that is composed entirely of independent directors; and
•that we have a nominating and governance committee that is composed entirely of independent directors.
While we do not currently rely on any of the NYSE’s controlled company exemptions, for so long as we are a controlled company, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE in the event we choose to rely on one or more of the exemptions available to us as a controlled company. In the event that we cease to be a controlled company, we will be required to comply with these provisions prior to the end of the transition period provided under the listing requirements of the NYSE and SEC rules and regulations for a company that ceases to be a controlled company.
These exemptions do not modify the independence requirements for our Audit Committee under the listing requirements of the NYSE and SEC rules and regulations.
As of March 31, 2022, our principal stockholder owns approximately 74.7% of our common stock and therefore will be able to determine the outcome of the election of directors and the outcome of all other matters submitted to a vote at the Annual Meeting.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements, including the requirements to hold a non-binding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our CEO to the median of the annual total compensation of all of our employees.

Director Independence
Our Board of Directors has undertaken a review of the independence of each director and has determined that each of Sharad S. Mansukani, Todd Sisitsky, Katherine Wood, Paul V. Campanelli and W. Carl Whitmer are “independent” as defined under the listing rules of the NYSE. In assessing the independence of each of our directors, our Board of Directors considered the relationships that each director has with the Company and our principal stockholder and all other facts and circumstances that our Board of Directors deemed relevant to determine director independence. For so long as we are a controlled company, we will not be required to maintain compliance with the director independence requirements of the NYSE and may choose in the future to change our Board of Directors or committee composition or other arrangements to manage our corporate governance in accordance with the controlled company exemptions described under “Controlled Company” above. As allowed under the applicable rules and regulations of the NYSE and the SEC, we intend to phase in compliance with the applicable heightened independence requirements prior to the end of the one-year transition period after we cease to be a “controlled company.”
Board Leadership Structure
Our Board has an independent Chairman, Dr. Mansukani, who, as Chairman, has authority to, among other things, call special meetings of the Board; preside at all meetings of the stockholders, Board and executive sessions of independent directors; and set, in consultation with the CEO and any other executive officers as needed, the agenda for each Board meeting. The Company believes that separation of the positions of the Chairman and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairman can enhance the effectiveness of the Board as a whole. We believe that the leadership structure of our Board, including Dr. Mansukani’s role as Chair, is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Risk Oversight
Our full Board or the appropriate board committee, exercises risk oversight at the Company. Our Board of Directors focuses on the overall risks affecting us, and each of its standing committees has been delegated responsibility for oversight of specific risks that fall within its areas of responsibility. For example, the Audit Committee’s responsibilities include discussing the Company’s major financial and other risk exposures, and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, the Compensation Committee’s responsibilities include oversight of risks relating to the Company’s compensation programs and policies, and the Nominating and Governance Committee’s responsibilities include overseeing risks associated with the Company’s corporate governance practices and profile. The Board as a whole is informed of risks through discussions and reports during Board meetings.
Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Convey Health Solutions Holdings, Inc., 100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that they determine require prompt attention and will regularly provide our Board with a summary of all substantive communications.

Board Qualifications
Our Nominating and Governance Committee is responsible for identifying, reviewing and recommending to our Board individuals for election to the Board. In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee takes into consideration criteria established by the Board as set forth in the Corporate Governance Guidelines or established by the Nominating and Governance Committee in the Policy Statement Regarding Director Nominations. The Nominating and Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current composition of the Board and in light of evolving applicable laws and regulations and stockholder expectations and in relation to similarly situated companies. The Board may change the criteria for Board membership to maximize the opportunity of success. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stakeholders. It is also the policy of the Board that the composition of the Board at all times adhere to the standards of independence promulgated by the NYSE, and reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of accounting and finance, management, leadership and corporate governance, in the Company’s industry and the markets the Company serves sufficiently to provide sound and prudent guidance with respect to the Company’s operations and interests. The Policy Statement Regarding Director Nominations specifies minimum qualifications that candidates for the Board must possess (be at least 21 years of age at the time they commence their term; possess a demonstrated reputation for integrity, judgment, acumen, and high professional and personal ethics; be financially literate and have significant experience at the policy-making level in business, government or the non-profit sector; except as permitted under the NYSE rules with respect to a controlled company, a majority of the Board, and, unless otherwise determined by the Board, any newly nominated non-employee candidate for the Board, must satisfy the criteria to be considered an independent director; satisfy the requirements of Section 8 of the Clayton Antitrust Act of 1914; have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling their fiduciary duties and serving the interests of all of the Company’s stockholders; and incumbent directors are expected to regularly attend meetings, to stay informed about the Company and its businesses, to participate in the discussions of the Board and its committees, to comply with applicable Company policies, and to take an interest in the Company’s businesses and provide advice and counsel to the Chairman of the Board and CEO) as well as additional qualifications related to professional skills background, diversity, committee membership requirements and corporate directorships. With respect to diversity, the policy sets forth the Nominating and Governance Committee’s belief that it would be desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences. For a better understanding of the qualifications of each of our directors and why he or she was nominated and elected to the Board, we encourage you to read the biographies set forth above in this proxy statement.
The Nominating and Governance Committee uses the following general process in identifying, reviewing and recommending candidates for election to the Board 1) the Nominating and Governance Committee conducts periodic assessments of the overall composition of the Board in light of the Company’s current and expected business needs and structure and reports the results to the full Board, 2) in light of such assessments, the Nominating and Governance Committee may seek to identify new candidates for the Board i) who possess the specific qualifications established by the Committee and ii) who satisfy the other requirements for Board and committee membership as set forth in the Corporate Governance Guidelines and reviews the potential new director candidates identified through this process, 3) on an annual basis, the Nominating and Governance Committee reviews incumbent candidates for the applicable re-nomination to the Board and 4) on an annual basis, the Nominating and Governance Committee recommends a slate of candidates for the Board to submit for approval to the stockholders at the annual meeting of stockholders. In identifying new director candidates, the Nominating and Governance Committee may seek advice and names of candidates from Nominating and Governance Committee members, other members of the Board, members of management, the Company’s major stockholders, and other public and private sources. The Nominating and Governance Committee may also, but need not, retain a search firm in order to assist it in these efforts. As described herein, the Nominating and Governance Committee may also receive nominations or recommendations from stockholders.
Director Nominations and Other Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions do not apply to our principal stockholder until the first time when it ceases to beneficially own, in the aggregate, at least a majority of our outstanding common stock. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us. Stockholders wishing to recommend but not nominate a candidate for nomination should comply with the procedures set forth in the section above entitled “Questions and Answers on Meeting and Voting - How do I recommend a director nominee?”
Related Party Transactions Policy
We have adopted a written policy (the “Related Party Transactions Policy”) with respect to the review, approval and ratification of related party transactions involving the Company, as well as material transactions in which there is an actual or, in some cases, perceived conflict of interest involving the Company. Under the Related Party Transactions Policy, our Audit Committee will be responsible for reviewing and approving related party transactions. The Related Party Transactions Policy covers certain transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships, in which we are or will be a participant and a related party has or will have a direct or indirect material interest. Upon receiving notice of a potential related party transaction, our senior legal officer will assess whether the proposed transaction is a related party transaction and, if so, report the related party transaction to our Audit Committee for consideration at its meetings. Our Audit Committee will review all of the relevant facts and circumstances available to it with respect to the related party transaction, and a decision as to whether to approve such related party transaction will be made by our Audit Committee after opportunity for discussion and review of all such information. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors. Related party transactions must be approved or ratified by our Audit Committee based on full information about the proposed transaction and the related party’s interest.
Composition of our Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. For so long as our principal stockholder has the right to nominate at least one director for nomination under the stockholders agreement with TPG Cannes Aggregation, L.P. (the “Stockholders Agreement”), we are required pursuant to the terms of the Stockholders Agreement to take all necessary action to ensure that the number of directors serving on our Board of Directors does not exceed seven, subject to applicable laws, regulations and stock exchange listing rules and regulations; provided that the number of directors serving on our Board of Directors may be increased to eight directors by the vote of a majority of the directors then in office, which majority vote shall include the vote of at least one of the directors designated by our principal stockholder. Our Second Amended and Restated Certificate of Incorporation provides that our Board of Directors be divided into three classes of directors, as nearly equal in number as possible, with one class being elected each year by our stockholders. The division of the three classes of directors is as follows:
•Class I, which consists of nominees Sharad S. Mansukani and Katherine Wood, whose terms will expire at the 2022 annual meeting of stockholders, and should they be re-elected at the Annual Meeting, whose terms will then expire at the 2025 annual meeting of stockholders;
•Class II, which consists of Paul V. Campanelli and Stephen C. Farrell, whose terms will expire at the annual meeting of stockholders in 2023; and
•Class III, which consists of Todd B. Sisitsky and W. Carl Whitmer, whose terms will expire at the annual meeting of stockholders in 2024.
At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Subject to the terms of the Stockholders Agreement, any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office, even if less than a quorum, or by a sole remaining director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes to our management or a change of control of the Company. For more information on the Stockholders Agreement, see “Certain Relationships and Related Party and Other Transactions” below on page 26.
Board Meetings and Committees
Our Board of Directors met six times during 2021. Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our Board may determine or until their earlier resignations or death. Each committee is governed by a written charter. Each director attended at least 75% of the 2021 meetings of the Board (held during the period for which such person was a director) and the committees on which he or she served (during the periods that such person served). Each committee charter is posted on our website at http://ir.conveyhealthsolutions.com under "governance" and "governance documents". From time to time, our Board may also establish other, special committees when necessary to address specific issues.
Pursuant to the terms of the Stockholders Agreement, our principal stockholder has the right to appoint a director to serve on each of our board committees (other than our Audit Committee), for so long as our principal stockholder has the right to designate a director for nomination, subject to applicable laws, regulations and stock exchange listing rules and regulations.
Directors are expected to attend the annual meeting of stockholders of the Company.
Audit Committee
Our Audit Committee is composed of W. Carl Whitmer, Paul V. Campanelli and Sharad S. Mansukani, with W. Carl Whitmer serving as chairperson of our Audit Committee. Our Board of Directors has determined that each of W. Carl Whitmer, Paul V. Campanelli and Sharad S. Mansukani, satisfies the independence requirements of the NYSE and of the SEC under Rule 10A-3 under the Exchange Act for audit committee members. Our Board of Directors has determined that W. Carl Whitmer is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K and each of the members of the Audit Committee has been determined to be “financially literate” under the requirements of the NYSE. The Audit Committee, which was established in June 2021 in connection with our initial public offering (“IPO”), met two times in 2021.
The purpose of our Audit Committee is assisting in our Board of Directors’ oversight of (1) the quality and integrity of our financial statements and accounting practices, (2) our compliance with legal and regulatory requirements, (3) the qualifications and independence of the registered accounting firm engaged for the purpose of preparing or issuing an audit report and performing other audit, review, or attest services covering the consolidated financial statements of the Company (for purposes of this section, the “independent auditor”) and (4) the design, implementation and performance of our internal audit function and independent auditor. The responsibilities of our Audit Committee include:
•the appointment, compensation, retention, removal and oversight, and pre-approval of services provided by, the independent auditor and any other services provided to the Company by such firm;
•reviewing and approving management’s plans with respect to the purpose, organization, responsibilities, budget, performance and staffing of the internal audit function and its plans for the implementation of the internal audit function;
•reviewing, in consultation with management and the independent auditor, the Company’s annual financial statements, the independent auditor’s report, Management’s Report on Internal Control over Financial Reporting, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to be contained in the Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K) prior to the filing of the Form 10-K with the SEC;

•reviewing, in consultation with management and the independent auditor, the Company’s interim financial statements (including disclosures under MD&A), prior to filing each of the Company’s Quarterly Reports on Form 10-Q with the SEC;
•assisting the Board in its oversight of the Company’s financial structure (including sources and uses of capital), financial condition (including matters such as liquidity, debt levels, financial capacity, credit ratings, and interest rate risk exposure) and capital strategy;
•administering the Policy and Procedures Governing Related Person Transactions, and reviewing and approving or ratifying any Related Person Transaction (as defined in such policy);
•overseeing the Company’s financial compliance (i.e. accounting, auditing and financial reporting) and establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•discussing the Company’s major financial and other risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
Compensation Committee
Our Compensation Committee is composed of Sharad S. Mansukani, Katherine Wood and W. Carl Whitmer, with Sharad S. Mansukani serving as chairperson of our Compensation Committee. Our Board of Directors has determined that each of Sharad S. Mansukani, Katherine Wood and W. Carl Whitmer, satisfies the independence requirements of the NYSE for compensation committee members and that each is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Pursuant to the Compensation Committee charter, (1) except as otherwise prohibited by law, the applicable regulations of the NYSE, our Second Amended and Restated Certificate of Incorporation or the Bylaws, the Compensation Committee may delegate its responsibilities to subcommittees or individuals and (2) the Compensation Committee may delegate its authority with respect to equity awards to the extent permitted by the Delaware General Corporation Law and the applicable equity-based incentive plan, other than with respect to equity awards granted to any director or any officer of the Company subject to Section 16 of the Exchange Act. The Compensation Committee, which was established in June 2021 in connection with our IPO, did not meet in 2021. The responsibilities of our Compensation Committee include:
•setting the Company’s general policy regarding executive compensation and reviewing, no less than annually, the compensation provided to the Company’s CEO and such other senior executives as the Committee may determine should be subject to its direct purview, and determining (or recommending to the Board for approval, when appropriate), compensation for such employees;
•exercising oversight of the Company’s disclosures regarding executive compensation;
•administering the Company’s executive bonus and equity-based incentive plans;
•overseeing the Company’s and Convey Health Solutions’ overall compensation structure, practices and benefit plans; and
•reviewing, at least every two years, compensation for non-employee directors and making recommendations to the Board for its approval
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Todd B. Sisitsky, Sharad S. Mansukani, Katherine Wood and W. Carl Whitmer, with Todd B. Sisitsky serving as chairperson of our Nominating and Governance Committee. Each member of the Nominating and Governance Committee is an independent director. The Nominating and Governance Committee, which was established in June 2021 in connection with our IPO, did not meet in 2021. The responsibilities of our Nominating and Governance Committee include:
•identifying, reviewing and recommending to the Board individuals for election to the Board, taking into consideration criteria established by our Board of Directors or established by the committee in the Policy Statement Regarding Director Nominations;

•periodically reviewing and making recommendations to the Board regarding the Board’s committee structure and recommending directors for appointment or removal by the Board as the chair and members of the Board’s committees;
•developing and recommending corporate governance guidelines to our Board of Directors;
•overseeing the CEO succession planning process;
•reviewing and making recommendations to the Board regarding the leadership structure of the Board; and
•overseeing the Board’s annual self-evaluation of its performance.

EXECUTIVE OFFICERS
The table below sets forth information with respect to our executive officers as of May 2, 2022:

Name	Age	Position
Stephen C. Farrell	57	Chief Executive Officer and Director
Timothy Fairbanks	48	Chief Financial Officer & Executive Vice President
John Steele	48	Executive Vice President, Technology
Kyle Stern	50	Managing Partner, HealthScape Advisors & Executive Vice President

Mr. Farrell is also a member of our Board of Directors and additional details regarding his background and experience can be found under the heading “Director Biographies” on page 6.
Timothy Fairbanks serves as the Chief Financial Officer & Executive Vice President of the Company. With nearly 20 years of experience at the Company, Mr. Fairbanks is responsible for our accounting, financial planning and analysis, human resource, compliance and legal functions. Prior to joining the Company in 2002, Mr. Fairbanks held various finance and accounting roles in both public and privately held companies, including Republic Services Group and Print Source USA. Mr. Fairbanks received his undergraduate degree in Finance from Florida Atlantic University.
John Steele serves as the Executive Vice President, Technology of the Company. Mr. Steele co-founded Pareto Intelligence in 2014 and joined the Company following the Company’s acquisition of Pareto Intelligence in January 2019. Prior to co-founding Pareto Intelligence, Mr. Steele was a managing partner of HealthScape Advisors, a managing director of Huron Consulting Group in the Pharmaceutical and Health Plans practice and a consultant at Arthur Andersen LLP. Mr. Steele received his undergraduate degree in Finance from the University of Illinois at Urbana-Champaign and his M.B.A. from the University of Chicago Booth School of Business.
Kyle Stern serves as the Managing Partner, HealthScape Advisors & Executive Vice President of the Company. Mr. Stern co-founded HealthScape Advisors in 2009 and joined the Company following the Company’s acquisition of HealthScape Advisors in January 2019. Prior to co-founding HealthScape Advisors, Mr. Stern worked at UnitedHealth Group where he was on the OptumHealth Executive Leadership Team and was the Chief Financial Officer for United Healthcare and OptumHealth Specialty Benefits. Prior to his work with UnitedHealth Group, Mr. Stern was the Chief Financial Officer for Sierra Military Health Services and was a consultant at Arthur Andersen LLP. Mr. Stern received his undergraduate degree in Economics from Wabash College and his M.B.A. from the University of Chicago Booth School of Business.
Pursuant to our Bylaws, officers hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as set forth in the Bylaws.

DIRECTOR COMPENSATION
Only our non-employee directors who are unaffiliated with TPG (each, an “Unaffiliated Director”) receive compensation for their service on our Board of Directors, which is paid in a mix of cash and equity-based compensation.
Director Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of our non-employee directors during 2021.

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Sharad S. Mansukani	300,000	—	12,398	312,398
Todd B. Sisitsky	—	—	—	—
Katherine Wood	—	—	—	—
Paul V. Campanelli	—	—	—	—
W. Carl Whitmer	56,972	400,697	—	457,669

(1)Reflects aggregate cash payments for services provided as a director.
(2)Reflects the value of 69,300 stock options to purchase shares of our common stock granted to Mr. Whitmer in March 2021. The stock options vest 25% on each of the first four anniversaries of the vesting commencement date. The amounts reported here do not reflect the actual economic value realized by the director. In accordance with SEC rules, these columns represent the grant date fair value of shares underlying stock options, calculated in accordance with Accounting Standards Update 718, “Compensation — Stock Compensation (Topic 718)”. Mr. Whitmer held an aggregate total of 69,300 options as of December 31, 2021.
(3)Represents premiums for health, dental, vision and disability insurance paid by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:
•each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (1) the exercise of any option or warrant, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Except as otherwise indicated in the footnotes to the following table, to our knowledge all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each stockholder listed below is c/o Convey Health Solutions Holdings, Inc., 100 SE 3rd Ave #1400, Fort Lauderdale, FL 33394.
We have based our calculation of the percentage of beneficial ownership on 73,194,171 shares of our common stock outstanding as of March 31, 2022.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
TPG Cannes Aggregation, L.P.(1)	54,699,513	74.7%
Named Executive Officers and Directors:
Stephen C. Farrell(2)	1,462,544	2.0%
John Steele(3)	1,003,413	1.4%
Kyle Stern(4)	861,357	1.2%
Dr. Sharad S. Mansukani(5)	577,433	*
Todd B. Sisitsky(6)	—	*
Katherine Wood(7)	—	*
W. Carl Whitmer(8)	42,525	*
Paul V. Campanelli	—	*
All Executive Officers and Directors as a Group
(9 persons)(9)	4,513,952	6.2%
*    Represents beneficial ownership of less than 1%.
(1)Beneficial ownership information is as of December 31, 2021 and based on information contained in the Schedule 13G filed by TPG GP A, David Bonderman, James G. Coulter and Jon Winkelried on February 11, 2022. Pursuant to such filing, the reporting persons have sole voting power over 0 shares, shared voting power over 54,699,513 shares, sole dispositive power over 0 shares, and shared dispositive power over 54,699,513 shares. TPG GP A is the managing member of TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which holds 100% of the shares of Class B common stock (which represents a majority of the combined voting power of the common stock) of TPG Inc., a Delaware corporation, which is the controlling shareholder of TPG GPCo, Inc., a Delaware corporation, which is the managing member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole member of TPG GenPar VIII Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG GenPar VIII, L.P., a Delaware limited partnership, which is the general partner of TPG Cannes Aggregation, L.P., a Delaware limited partnership (“TPG Cannes”), which directly holds 54,699,513 shares of common stock. Because of the relationship of TPG GP A to TPG Cannes, TPG GP A may be deemed to be the beneficial owner of the shares of Common Stock held by TPG Cannes. TPG GP A is owned by entities owned by Messrs. Bonderman, Coulter and Winkelried. Because of the relationship of Messrs. Bonderman, Coulter and Winkelried to TPG GP A, each of Messrs. Bonderman, Coulter and Winkelried may be deemed to be the beneficial owners of the shares of Common Stock held by TPG Cannes. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of such shares of Common Stock except to the extent of their pecuniary interest therein. The address of the reporting persons is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(2)Includes 825,682 shares underlying stock options that were exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(3)Includes 253,332 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(4)Includes 253,332 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(5)Dr. Sharad S. Mansukani, who is the Chairman of our Board of Directors, is a Senior Advisor of TPG. Dr. Mansukani has no voting or investment power over the shares held by TPG. Includes 370,755 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(6)Todd B. Sisitsky, who is one of our directors, is a Partner of TPG. Mr. Sisitsky has no voting or investment power over the shares held by TPG. The address of Mr. Sisitsky is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(7)Katherine Wood, who is one of our directors, is a Partner of TPG. Ms. Wood has no voting or investment power over the shares held by TPG. The address of Ms. Wood is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(8)Includes 17,325 shares underlying stock options that were exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(9)Includes 2,020,672 shares underlying stock options that were exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.

EXECUTIVE COMPENSATION
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers.
Our executive compensation program is designed to attract, motivate and retain high quality leadership and incentivize our executive officers to achieve performance goals over the short- and long- term, which also aligns the interests of our executive officers with those of our stockholders.
Our named executive officers (or “NEOs”) for 2021, which consist of our principal executive officer and our two other most highly compensated executive officers, were:
•Stephen C. Farrell, our Chief Executive Officer;
•Kyle Stern, Managing Partner, HealthScape Advisors & Executive Vice President of the Company; and
•John Steele, our Executive Vice President, Technology.
Summary Compensation Table
The following table presents compensation awarded to, earned by and paid to our named executive officers for the fiscal years ended December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Stephen C. Farrell	2021	556,250	—	—	713,750	24,942	1,294,942
Chief Executive Officer	2020	475,000	4,827,204	—	665,000	56,053	6,023,257
Kyle Stern	2021	750,000	502,832	580,359	250,000	11,743	2,094,934
Managing Partner, HealthScape Advisors & EVP	2020	750,000	1,800,283	—	150,001	11,400	2,711,684
John Steele(5)	2021	750,000	502,832	580,359	250,000	11,743	2,094,934
Executive Vice President, Technology
_____________________
(1)The amounts reported here do not reflect the actual economic value realized by each NEO. In accordance with SEC rules, these columns represent the grant date fair value of shares underlying stock options, calculated in accordance with Accounting Standards Update 718, “Compensation — Stock Compensation (Topic 718)”.
(2)The amounts reported in this column represent the aggregate grant date fair value of the restricted stock unit ("RSU") awards granted during 2021, as calculated in accordance with Topic 718. The grant date fair value is based on the closing stock price of our common stock on the date of grant.
(3)Reflects annual incentive bonuses payable under our annual incentive program. See “Narrative Disclosure to Summary Compensation Table — Annual Incentive Awards” below for more information.
(4)Reflects, in the case of Mr. Stern and Mr. Steele, matching contributions made by the Company under its 401(k) plan and, in the case of Mr. Farrell, welfare insurance premiums paid by the Company, reimbursement by the Company of automobile-related expenses and tax and estate planning advice and the value of use of his assistant for non-Company matters, in each case, as provided under Mr. Farrell’s employment agreement and the value of a nominal gift card.
(5)Mr. Steele was employed by us, but was not one of our named executive officers in 2020. Accordingly, compensation information is only provided for 2021.
Narrative Disclosure to Summary Compensation Table
The following describes the material elements of our compensation program for the year ended December 31, 2021 as applicable to our named executive officers and reflected in the Summary Compensation Table above.
Base Salary
Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us. In determining compensation for our executive officers, we considered salaries provided to executive officers of our peer companies, each executive officer’s anticipated role criticality relative to others at the Company and our determination of the essential need to attract and retain these executive officers.
Annual Incentive Awards
Each of our NEOs is eligible to receive an annual cash bonus, with the target opportunity expressed as a percentage of base salary and payable based upon the achievement of performance goals set annually by our Board of Directors.
For 2021, Farrell’s, Stern’s and Steele’s target annual bonus opportunity was 100%, 20% and 20% of base salary, respectively, and the applicable performance objectives were determined to have been achieved at 118%, 33% and 33%, respectively.
Employee Benefits and Perquisites
We provide health, dental, vision, life and disability insurance benefits to our executive officers, on the same terms and conditions as provided to our other senior executives. In addition, Mr. Farrell is entitled under the terms of his employment agreement to reimbursement of up to $15,000 per year for automobile-related expenses and tax and estate planning advice, as well as reasonable personal use of his assistant. For more information on the NEOs’ employment agreements, see “Employment Agreements” below.
Retirement Benefits
401(k) Plan. We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code (the “Code”) limits, which are updated annually. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The Company may elect to make matching or other contributions into participant’s individual accounts. For more information regarding the contributions the Company made into the individual 401(k) plan accounts of the NEOs, see the Summary Compensation Table above. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.
Employment Agreements
We entered into employment agreements with each of our NEOs in September 2019, in the case of Mr. Farrell, and October 2018, in the case of Messrs. Stern and Steele. The employment agreements generally have no specific term and may generally be terminated by either party upon 15 days’ notice. The employment agreements also set forth each NEO’s initial base salary, eligibility for an annual cash incentive opportunity and certain employee benefits. Upon termination of the NEO’s employment by us without “cause” or by him for “good reason” (each, as defined in the applicable employment agreement), each NEO would be entitled to a payment equal to two times, in the case of Mr. Farrell, or one times, in the case of Stern and Steele, the NEO’s base salary and continuation of medical benefits on the same terms as an active employee for 24 months, in the case of Mr. Farrell, or 18 months, in the case of Stern and Steele, in each case subject to each NEO’s execution of a release of claims in favor of the Company and continued compliance with the restrictive covenants described in the next sentence. The employment agreements also include perpetual nondisclosure and mutual non-disparagement covenants, and non-competition and employee and customer non-solicitation covenants, which continue following termination of employment for 24 months, in the case of Mr. Farrell, or 12 months, in the case of Stern and Steele.
Long-Term Incentive Awards
In 2021, Messrs. Stern and Steele were each granted 111,607 stock options to purchase shares of our common stock with an exercise price of $14.00 and 44,643 RSUs under our 2021 Omnibus Incentive Compensation Plan. These equity awards will vest with respect to 25% of the underlying shares on the first anniversary of the vesting commencement date, and then in 12 equal installments each quarter thereafter, subject to the employee’s continued employment through the applicable vesting date. In the event of a termination of the employee due to death or disability, or upon a “change in control” (as defined in the 2021 Omnibus Incentive Compensation Plan), the awards are expected to vest in full.
Compensation Consultant
Our Board of Directors and the Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2021 in connection with our IPO, our Board of Directors engaged Korn Ferry (“Compensation Consultant”) to advise it on executive compensation program-design matters, including equity compensation. The Compensation Consultant did not provide any services to the Company other than as directed by our Board of Directors.
Insider Trading Policy
We have adopted an Insider Trading Policy that applies to all of our directors, officers (including our Chief Executive Officer and other executive officers), employees, consultants, contractors and agents and others acting on our behalf, which, among other things, prohibits the purchase or sale of options of any kind, whether puts, calls or other derivative securities, related to our common stock or any other securities of the Company (for purposes of this paragraph, “Company Securities”) by such individuals. The Insider Trading Policy also prohibits such individuals from (1) selling Company Securities short and (2) pledging Company Securities, purchasing Company Securities on margin or incurring any indebtedness secured by a margin or similar account in which Company Securities are held without the prior approval of the Audit Committee (except that the restriction on purchasing Company Securities on margin does not apply to the “cashless exercise” of options).

Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2021.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units that Have not Vested ($)(1)
Stephen C. Farrell	3/2/2020	225,186(2)	—	—	$7.94	3/2/2030	—		—
	3/2/2020	112,593(2)	412,841(2)	—	$6.76	3/2/2030	—		—
	3/2/2020	300,248(3)	—	—	$7.94	3/2/2030	—		—
	3/2/2020	150,124(3)	—	300,248(3)	$6.76	3/2/2030	—		—
Kyle Stern	3/2/2020	69,092(2)	—	—	$7.94	3/2/2030	—	—	—
	3/2/2020	34,547(2)	126,665(2)	—	$6.76	3/2/2030	—	—	—
	3/2/2020	92,120(3)	—	—	$7.94	3/2/2030	—	—	—
	3/2/2020	46,060(3)	—	92,120(3)	$6.76	3/2/2030	—	—	—
	6/16/2021	—	111,607(4)	—	$14.00	6/16/2031	—	—	—
	6/16/2021	—	—	—	—	—	44,643(5)		373,215
John Steele	3/2/2020	69,092(2)	—	—	$7.94	3/2/2030	—	—	—
	3/2/2020	34,547(2)	126,665(2)	—	$6.76	3/2/2030	—	—	—
	3/2/2020	92,120(3)	—	—	$7.94	3/2/2030	—	—	—
	3/2/2020	46,060(3)	—	92,120(3)	$6.76	3/2/2030	—	—	—
	6/16/2021	—	111,607(4)	—	$14.00	6/16/2031	—	—	—
	6/16/2021	—	—	—	—	—	44,643(5)		373,215

(1)The market value calculations reported in this column are computed by multiplying $8.36, the closing price per share of our common stock on December 31, 2021, by the number of shares underlying the award.
(2)Represents time-vesting options subject to a five-year time-based vesting schedule, with 20% having vested on September 4, 2020 and the remainder vesting in 16 equal installments every three months thereafter. On February 15, 2021, our Board approved a stock option award modification whereby the exercise price of certain previously granted and still outstanding unvested stock option awards held by current employees and certain executives were reduced by $1.18 per award, which represented the cash payment made for the vested awards as part of a special dividend. No other terms of the repriced stock options were modified, and the modified stock options will continue to vest according to their original vesting schedules and will retain their original expiration dates.
(3)Represents performance-vesting options that vest over a five-year performance period that commenced in 2019, with 20% of the stock options eligible to vest each year of the performance period based on achievement of certain financial metrics. On February 15, 2021, our Board approved a stock option award modification whereby the exercise price of certain previously granted and still outstanding unvested stock option awards held by current employees and certain executives were reduced by $1.18 per award, which represented the cash payment made for the vested awards as part of a special dividend. No other terms of the repriced stock options were modified, and the modified stock options will continue to vest according to their original vesting schedules and will retain their original expiration dates.
(4)Represents time-vesting options subject to a four-year time-based vesting schedule, with 25% vesting on June 15, 2022, and the remainder vesting in 12 equal installments every three months thereafter, subject to the award holder’s continued service with Convey Health Solutions Holdings, Inc. through the applicable vesting date.
(5)Represents RSUs subject to a four-year time-based vesting schedule with 25% vesting on June 15, 2022, and the remainder vesting in 12 equal installments every three months thereafter, subject to the award holder’s continued service with Convey Health Solutions Holdings, Inc. through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans as of December 31, 2021, each of which was approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity Compensation Plans Approved By Stockholders(1)	5,790,440	$7.68	10,189,620
Total	5,790,440	$7.68	10,189,620
(1)Includes our 2019 Equity Incentive Plan, 2021 Omnibus Incentive Compensation Plan, and Employee Share Purchase plan.
(2)Excludes restricted stock units which have no exercise price.
(3)Includes 8,689,620 shares available for issuance under our 2021 Omnibus Incentive Compensation Plan and 1,500,000 shares available for issuance under our Employee Share Purchase Plan. Our 2021 Omnibus Incentive Compensation Plan provides that the number of shares of our common stock reserved for issuance under the plan will automatically increase on the first day of each fiscal year, beginning with 2022 and continuing until (and including) 2031, by an amount equal to the lesser of 4% of the shares of our common stock issued and outstanding on December 31 of the immediately preceding calendar year or such other amount determined by our Compensation Committee. Our Employee Share Purchase Plan provides that the number of shares of our common stock available for future issuance under the plan will automatically increase on the first day of each fiscal year, beginning with 2022 and continuing until (and including) 2031, by an amount equal to the lesser of 1% of the shares of our common stock issued and outstanding on December 31 of the immediately preceding calendar year or such other amount determined by the administrator.

CERTAIN RELATIONSHIPS AND RELATED PARTY AND OTHER TRANSACTIONS
Other than compensation arrangements for our executive officers and directors, below we describe transactions since January 1, 2021 to which we were or will be a participant and in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.
Other than as described below under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or would have a direct or indirect material interest. We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Stockholders Agreement
We had previously entered into a stockholders’ agreement (the “2019 Stockholders’ Agreement”) with TPG Cannes Aggregation, L.P. (who, collectively with its permitted transferees that are affiliates, is our principal stockholder) and the persons listed on the signature pages thereto as “Management Shareholders.” The 2019 Stockholders’ Agreement contained agreements among the parties thereto with respect to the election of directors, permitted transferees, tag-along rights, drag-along rights, rights of first offer, preemptive rights, registration rights and other actions requiring the approval of stockholders.
In connection with our IPO in June 2021, the 2019 Stockholders’ Agreement was terminated and we entered into a new stockholders agreement with TPG Cannes Aggregation, L.P. (the “Stockholders Agreement”). The Stockholders Agreement provides our principal stockholder with nomination rights with respect to our Board of Directors. Under the Stockholders Agreement, we and the principal stockholder are required to take all necessary action to cause our Board of Directors to include individuals designated by our principal stockholder in the slate of nominees recommended by our Board of Directors for election by our stockholders, as follows: 1) for so long as our principal stockholder owns at least 35.0% of the shares of our common stock held by our principal stockholder upon completion of the IPO, after giving effect to any exercise by the underwriters of their option to purchase additional shares of common stock in connection with the IPO, our principal stockholder will be entitled to designate three individuals for nomination; 2) for so long as our principal stockholder owns less than 35.0% but at least 10.0% of the shares of our common stock held by our principal stockholder upon completion of the IPO, after giving effect to any exercise by the underwriters of their option to purchase additional shares of common stock in connection with the IPO, our principal stockholder will be entitled to designate two individuals for nomination; and 3) for so long as our principal stockholder owns less than 10.0% but at least 3.5% of the shares of our common stock held by our principal stockholder upon completion of the IPO, after giving effect to any exercise by the underwriters of their option to purchase additional shares of common stock in connection with the IPO, our principal stockholder will be entitled to designate one individual for nomination. Our principal stockholder will also have the exclusive right to remove its designees and to fill vacancies created by the removal or resignation of its designees, and we are required to take all necessary action to cause such removals and fill such vacancies at the request of our principal stockholder. For so long as there is at least one director designated by our principal stockholder on our Board of Directors, our principal stockholder will have the right pursuant to the Stockholders Agreement to designate the Chairperson of our Board of Directors.
Registration Rights Agreement
In connection with our IPO in June 2021, we entered into a Registration Rights Agreement with TPG Cannes Aggregation, L.P., the Chairman of our Board of Directors and our Chief Executive Officer (the “Registration Rights Agreement”). The Registration Rights Agreement provides the stockholders party thereto with certain registration rights. In particular, our principal stockholder has the right to demand that we file registration statements. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we will be required to use commercially reasonable efforts to promptly effect the registration. If we propose to register any shares of our equity securities under the Securities Act either for our own account or for the account of any other person, then the parties to the Registration Rights Agreement will be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. At any time after we become eligible to file a registration statement on Form S-3, our principal stockholder will be entitled to have its shares of common stock registered by us on a Form S-3 registration statement at our expense. These shelf registration rights are subject to specified conditions and limitations. We will pay all expenses relating to any demand, piggyback or shelf registration, other than underwriting discounts and commissions and any transfer taxes, subject to specified conditions and limitations. The Registration Rights Agreement includes customary indemnification provisions, including indemnification of the participating holders of shares of common stock and their directors, officers and employees by us for any losses, claims, damages or liabilities in respect thereof and expenses to which such holders may become subject under the Securities Act, state law or otherwise.
TPG Management Services Agreement
We had entered into a management services agreement (“MSA”) with TPG. Under the MSA, TPG agreed to provide certain financial, strategic advisory services, and consulting services in exchange for (i) reimbursement of certain expenses incurred by TPG and (ii) an aggregate annual retainer fee of 1% based on our previous year’s consolidated EBITDA determined by the Company’s Board of Directors. Additional services may be provided in exchange for the fees structured within the MSA. During the year ended December 31, 2021, we paid management and consulting fees of $0.2 million. Also, during the year ended December 31, 2021, we paid TPG a fee of $1.2 million for services provided in connection with establishing an incremental term loan in an aggregate principal amount equal to $78.0 million and the July 2021 amendment to the First Lien Credit Agreement, dated as of September 4, 2019, as amended, by and among Convey Health Solutions, Inc., as borrower, Ares Capital Corporation, as administrative agent and collateral agent, and the term lenders party thereto.
In the event the MSA was terminated by an IPO or business combination and TPG continued to hold at least 10% of equity of the Company upon closing of such transaction, we were required to pay TPG the net present value of the remaining portion of management and consulting fees that would have been incurred until three years after the date of such termination, as well as certain other expenses of TPG. In connection with the IPO completed in June 2021, the MSA was terminated and we paid TPG a $2.3 million termination fee. There were no amounts payable to TPG as of December 31, 2021.
W. Carl Whitmer Investment
On March 9, 2021, in connection with the appointment of W. Carl Whitmer to our Board of Directors, we offered Mr. Whitmer a one-time opportunity to invest in shares of our common stock at a price per share of common stock equal to the current fair market value as of the time of Mr. Whitmer’s appointment to our Board of Directors, subject to a minimum investment amount by Mr. Whitmer of $100,000 and Mr. Whitmer entering into a joinder to the 2019 Stockholders’ Agreement. On April 1, 2021, we entered into a Subscription Agreement with Mr. Whitmer, pursuant to which Mr. Whitmer purchased 25,200 shares of our common stock for an aggregate investment amount of $250,000, and Mr. Whitmer entered into a joinder to the 2019 Stockholders’ Agreement.
All related party transactions described in this “Certain Relationships and Related Party and Other Transactions” section occurred prior to the adoption of the Related Party Transactions Policy, as described in the “Related Party Transactions Policy” section included in this Proxy Statement and, as such, these transactions were not subject to the approval and review procedures set forth in the “Related Party Transactions Policy” section.
Compensation Committee Interlocks and Insider Participation
Sharad S. Mansukani, Katherine Wood and W. Carl Whitmer served on the Compensation Committee during 2021. No person who served on the Compensation Committee during 2021 was an officer or employee of the Company or a former officer of the Company or had any related person transactions requiring disclosure under Item 404 of Regulation S-K other than Mr. Whitmer, who made a one-time investment in shares of our common stock as described above. None of our executive officers served during our last completed fiscal year as a director or member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

Indemnification Agreements with our Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

AUDIT COMMITTEE REPORT
Report of the Audit Committee of the Board of Directors
With respect to the Company's financial reporting process, management is responsible for establishing and maintaining internal controls and preparing the Company's financial statements. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of PwC included in its audit of the Company's financial statements.
We have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with the Company's management and with PwC, including the results of the independent registered public accounting firm's audit of the Company's financial statements. We have also discussed with PwC all matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted the Standards of the Public Company Accounting Oversight Board (the “PCAOB”) for communication with audit committees, under which PwC must provide us with additional information regarding the scope and results of its audit of the Company's financial statements.
We have also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence, and have discussed with PwC its independence from the Company, as well as any relationships that may impact PwC's objectivity and independence.
Based on our review of the matters noted above and our discussions with the Company's management and independent registered public accountants, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

W. Carl Whitmer (Chair) Paul V. Campanelli Sharad S. Mansukani, M.D.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm. Although ratification is not required by our governing documents or otherwise, we are submitting the election of PwC to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services provided to the Company by PwC for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit fees (1)	$1,194,216	$5,088,500
Audit-related fees	—	—
Tax fees (2)	375,000	—
All other fees (3)	2,900	2,700
Total	1,572,116	5,091,200
(1)Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements and other professional fees. These audit fees also include professional services provided in connection with our IPO incurred during the fiscal year ended December 31, 2021, including comfort letters, consents, review of documents filed with the SEC.
(2)Tax fees consist of fees for professional services rendered for the filing of tax returns and other tax compliance matters, as well as tax advice for certain business events.
(3)All other fees consists of online accounting research tool subscriptions.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy pursuant to which it pre-approves all audit and permitted non-audit services that may be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for specific services, subject to a specific dollar threshold. In other cases, the chairperson of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services up to a specific dollar threshold, and the chairperson then reports such pre-approvals to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2021, all fees paid to PwC were pre-approved by the Audit Committee.

The Board recommends a vote "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 1, 2022
Stockholders can access our 2022 proxy statement and 2021 Annual Report on Form 10-K on our website at https://ir.conveyhealthsolutions.com under the caption “financials” and then under “sec filings.” Alternatively, stockholders can request a paper copy of the proxy statement and Annual Report by writing to: Convey Health Solutions Holdings, Inc., 100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida, Attention: Corporate Secretary.

OTHER BUSINESS
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card or voting instruction form at your earliest convenience.

By Order of the Board of Directors,
/s/ Stephen C. Farrell
Stephen C. Farrell Chief Executive Officer and Director

ANNUAL MEETING OF STOCKHOLDERS OF

Convey Health Solutions Holdings, Inc.

June 1, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/295647783 (password: chsh2022) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/24398

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230000000000000000 0 060122

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" ITEM 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class I Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Sharad S. Mansukani
- ○ Katherine Wood

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CONVEY HEALTH SOLUTIONS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2022

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoints Stephen C. Farrell and Timothy Fairbanks, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Convey Health Solutions Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held beginning at 10:00 a.m., Eastern Time online at https://web.lumiagm.com/295647783 (password: chsh2022) on June 1, 2022, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Stockholders' Meeting and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2. This proxy when properly executed will be voted in the manner directed. If no such directions are specified, this proxy will be voted "FOR" the nominees listed in Item 1 and "FOR" Item 2 and in the discretion of the proxy holder on any other business that may properly be brought before the Annual Meeting and any postponement or adjournment thereof.

(Continued and to be signed on the reverse side.)

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